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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 28, 2002



                             IMPERIAL SUGAR COMPANY
             (Exact name of registrant as specified in its charter)



          TEXAS                        1-10307                   74-0704500
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                       Identification No.)






                     ONE IMPERIAL SQUARE
                         P. O. BOX 9
                      SUGAR LAND, TEXAS                            77487
          (Address of principal executive offices)              (Zip Code)





       Registrant's telephone number, including area code: (281) 491-9181



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Item 5 - Other Events

     On June 28, 2002, Imperial Sugar Company and its lenders entered into a Second Amendment to the Company's Restructuring Credit Agreement. The amended agreement modifies the financial covenants for the quarters ended June 30, 2002 and September 30, 2002, and increases the amounts available for borrowing through the end of the calendar year. It also increases the interest rate for borrowings and further requires continuing efforts to refinance the facility through a combination of asset sales, new lender relations and other forms of capital that might be raised. In this regard, the Company has retained Banc of America Securities LLC to assist in the asset sales and refinancing alternatives. On June 28, 2002, the Company also amended its Receivables Securitization Agreement with GE Capital in a similar fashion.

     On July 1, 2002, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 7 - Financial Statements, Pro Forma Financial Information & Exhibits

         (c)  Exhibits

              99.1 Second Amendment to Restructuring Credit Agreement among Imperial Sugar Company, the several lenders from time to time parties thereto and Harris Trust and Savings Bank as Administrative Agent and Collateral Agent, dated June 26, 2002.

              99.2 Amendment No. 3 dated June 28, 2002 to the Receivables Funding Agreement by and among Imperial Sugar Company, Imperial Distributing, Inc., Imperial Sugar Securitization, LLC and General Electric Capital Corporation.

              99.3 Press release announcing amendments to Restructuring Credit Agreement and Receivables Funding Agreement.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMPERIAL SUGAR COMPANY

Date: July  1, 2002                    By: /s/ Karen L. Mercer
                                          --------------------------------------
                                          Karen L. Mercer
                                          Vice President and Treasurer